Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated July 25, 2013, relating to the combined financial statements of Western Refining Logistics, LP Predecessor appearing in Registration Statement No. 333-190135, as amended, on Form S-1 and related Prospectus of Western Refining Logistics, LP.

We also consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated July 25, 2013 relating to the balance sheet of Western Refining Logistics, LP appearing in Registration Statement No. 333-190135, as amended, on Form S-1 and related Prospectus of Western Refining Logistics, LP.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

October 9, 2013